Calculation of Filing Fee Tables
S-3
Datavault AI Inc.
Table 1: Newly Registered and Carry Forward Securities	☑Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate amount of the securities to which the prospectus relates is 5,454,545. The maximum aggregate offering price of the securities to which the prospectus relates is $63,450,000.21. The prospectus is a final prospectus for the related offering.
The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. The maximum aggregate offering price of that offering is $63,450,000.21 (giving effect to the full exercise of the warrants to purchase up to an aggregate of 5,454,545 shares of Common Stock, at a per share exercise price of $0.6325, issued to the placement agent in connection with the offering).